Exhibit 99.2

For Immediate Release

Eagle Pharmaceuticals Strengthens Management Team to Prepare for Future Growth

-- Key additions deepen scientific, analytics and commercial expertise; positions Eagle to advance product pipeline and prepare for future commercial launches in oncology and critical care businesses --

-- Promoted Brian Cahill as Eagle’s new Chief Financial Officer --

WOODCLIFF LAKE, NJ—November 2, 2020—Eagle Pharmaceuticals, Inc. (Nasdaq: EGRX) (“Eagle” or the “Company”) today announced four additions to its clinical, formulations and commercialization leadership teams: Judith (“Judi”) Ng-Cashin, M.D., is EVP and Chief Medical Officer; John Kimmet, is EVP, Oncology and Acute Care Marketing; Valentin R. Curt, M.D. is SVP, Clinical Drug Development; and Gaozhong Zhu, Ph.D., is SVP, Pharmaceutical Development. Dr. Ng-Cashin, Mr. Kimmet, Dr. Curt, and Dr. Zhu will report to David Pernock, Eagle’s President and Chief Operating Officer. In addition, on October 29, 2020, Brian Cahill, Eagle’s VP, Finance, was promoted to the role of Chief Financial Officer, and Pete Meyers, Eagle’s former Chief Financial Officer, left the Company to pursue other opportunities.

Eagle’s executive team is now comprised of Scott Tarriff, Founder and Chief Executive Officer; David Pernock, President and Chief Operating Officer; Brian Cahill, Chief Financial Officer; Daniel O’Connor, Chief Strategy Officer, Head of Corporate Development; Michael Moran, Executive Vice President, Sales, Business Development and Government Affairs; Michael Cordera, Executive Vice President, General Counsel, Chief Compliance Officer; Judith (“Judi”) Ng-Cashin, M.D., EVP and Chief Medical Officer; and John Kimmet, EVP, Oncology and Acute Care Marketing.

“We are delighted to welcome Judi, John, Valentin, and Gaozhong to the Eagle team. As we strive to advance our programs through the clinical phase and ultimately to the market, we believe we have significantly strengthened our team with the necessary expertise to offer us the best opportunity for near- and long-term success. These new additions, along with our current strong team, provides us with highly focused and experienced individuals to enable us to take full advantage of the opportunities ahead. David Pernock, our President and Chief Operating Officer, continues to be instrumental in providing direction, expertise and leadership; he will coordinate and be responsible for many of the activities of the expanded executive team. Lastly, I would like to congratulate Brian Cahill on his new role and thank Pete Meyers for his many contributions to the Company. With this leadership team in place, we are confident that we are now in the best possible position to execute our strategy and drive future growth,” stated Scott Tarriff, Chief Executive Officer of Eagle Pharmaceuticals.

Judi Ng-Cashin, M.D., EVP, Chief Medical Officer of Eagle Pharmaceuticals, is an accomplished pharmaceuticals executive and brings more than 17 years of industry experience, with expertise in clinical strategy and drug development across large pharmaceutical companies, contract research organizations (“CROs”), and small biotech entities. Prior to joining Eagle, Dr. Ng-Cashin served as Chief Medical Officer of AoBiome Therapeutics (“ApBiome”). In that role, she was responsible for AoBiome’s clinical development function, overseeing the research and development strategy and pipeline, manufacturing strategy, and quality across consumer and pharmaceutical products. Prior to AoBiome, Dr. Ng-Cashin spent several years in leadership roles at CROs, including Syneos Health, where she was responsible for building and leading the Safety and Pharmacovigilance business line, Medical and Scientific Strategy (leveraging scientific expertise and expanding brand), and Biotechnology Strategy functions. Prior to that, Dr. Ng-Cashin held positions of increasing responsibility at GlaxoSmithKline, including clinical development strategy, regulatory and safety oversight, and R&D prioritization. Dr. Ng-Cashin earned a BS in Psychology and a BA in Mathematics from Duke University, and a Doctor of Medicine degree from Rush Medical College. Her areas of medical expertise include infectious diseases, hematology/oncology, and dermatology.

John Kimmet, EVP, Marketing Oncology and Acute Care of Eagle Pharmaceuticals, brings more than 20 years of experience in the fields of sales, operations, marketing, and data analytics. Prior to joining Eagle, Mr. Kimmet served as Head of Strategic Planning & Decision Analysis at Bristol Myers Squibb (“BMS”). In this role, he led the Strategic Planning & Decision Analysis organization for the U.S. Hematology and Oncology franchise, including responsibility for franchise strategy, digital programs, data and analytics, finance, sales and marketing operations, and market research. Mr. Kimmet led the integration for the commercial franchise as part of the merger between Celgene and BMS. Prior to his Celgene and BMS roles, Mr. Kimmet spent 17 years in the telecom industry with key leadership roles at Verizon and Vodafone, including Executive Director, Marketing for Verizon Enterprise Solutions and Head of Customer Solutions and Service Operations for the Americas at Vodafone. Mr. Kimmet holds a Master’s Degree in Business Analytics from New York University and a Master of Business Administration from the Fuqua School of Business at Duke University. Mr. Kimmet also serves on the Forbes (CMO) Marketing Executive Council.

Valentin R. Curt, M.D., SVP, Clinical Drug Development of Eagle Pharmaceuticals, has over 25 years of experience providing clinical leadership and medical monitoring support for U.S. and global clinical development programs, across multiple therapeutic areas and in all phases of development. His expertise includes managing interactions with global health authorities and contributions to the filing of seven NDAs/BLAs. Dr. Curt joins Eagle from Imbrium Therapeutics, a subsidiary of Purdue Pharma, where he was Executive Medical Director, Clinical R&D and served as Clinical Lead for its oncology portfolio and additional compounds in the CNS space. In prior roles at Daiichi Sankyo and Novartis, Dr. Curt provided clinical leadership for the global registration programs of the novel oral anticoagulant edoxaban (Savaysa®) and of the antihypertensives Diovan®, Co-Diovan® and Exforge® for the Asian markets, respectively, and led the development of additional programs in the thrombosis, acute coronary syndrome, heart failure, and lipid management areas. Previously, Dr. Curt worked with Boehringer Ingelheim as an external Clinical Advisor on neurology/cardiology (Micardis®, Aggrenox®, Mirapex®) and virology (Aptivus®) programs, and has held director-level positions with several biotechnology companies, leading clinical development programs in the areas of oncology and immunology. Dr. Curt holds an M.D. degree from the University of Medicine and Pharmacy of Craiova, in Romania, where he practiced medicine for four years before moving to the United States and joining the pharmaceutical industry.

Gaozhong Zhu, Ph.D., SVP, Pharmaceutical Development of Eagle Pharmaceuticals, has more than 20 years of industrial experience in developing and implementing chemistry, manufacturing and control strategies for various types of pharmaceuticals, with a proven track record of bringing new products from conception to commercialization. Dr. Zhu joins Eagle from Corvidia Therapeutics, where he was Vice President and Head of Pharmaceutical Development and Manufacturing, bringing expertise in developing various injectables, as well as in new product and technology development. Prior to that, Dr. Zhu held positions of increasing responsibility at Shire and Biogen, where he contributed to the successful development and launch of several major products in various therapeutic areas. Dr. Zhu is an inventor of multiple patents in drug delivery and formulations. He holds a Ph.D. in Pharmaceutics from The Ohio State University and a BS/MS in Chemistry from Peking University.

Brian Cahill, Chief Financial Officer of Eagle Pharmaceuticals, is a finance and accounting professional with more than 20 years of public company and public accounting experience. His expertise spans financial reporting, GAAP, Securities and Exchange Commission (“SEC”) filings, mergers and acquisitions and corporate income tax. Over the past four years, in his roles of Corporate Controller and then VP, Finance, he led Eagle’s financial reporting, accounting and treasury functions and played a pivotal role in designing and overseeing the Company’s business analytics process that is used for financial controls, management review, and financial reporting. Prior to joining Eagle, Mr. Cahill held Corporate Controller positions at Aralez Pharmaceuticals and Par Pharmaceuticals, where he had broad responsibility for the technical accounting, management and SEC reporting, income tax, revenue controls, payroll, and accounts payable functions. Mr. Cahill also held positions of increasing responsibility at PricewaterhouseCoopers LLP, where he focused on complex accounting, financial statements and reporting and disclosure issues. Mr. Cahill is a Certified Public Accountant and earned a BS in Accounting from Manhattan College.

“Each of these talented pharmaceutical industry professionals brings a depth and breadth of experience that strengthens our team at this exciting juncture for Eagle. We believe that their collective experience will position us to advance and commercialize our key pipeline products, including EA-114, our fulvestrant product candidate, and multiple potential new RYANODEX indications. Eagle has a number of significant near-term prospects ahead, and we welcome their contributions to capitalize on these opportunities across our oncology and critical care portfolios,” stated David Pernock, President and Chief Operating Officer of Eagle Pharmaceuticals.

About Eagle Pharmaceuticals, Inc.

Eagle is a fully integrated pharmaceutical company with research and development, clinical, manufacturing and commercial expertise. Eagle is committed to developing innovative medicines that result in meaningful improvements in patients’ lives. Eagle’s commercialized products include RYANODEX®, BENDEKA®, BELRAPZO®, and its oncology and CNS/metabolic critical care pipeline includes product candidates with the potential to address underserved therapeutic areas across multiple disease states. Additional information is available on Eagle’s website at www.eagleus.com.

Forward-Looking Statements

This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “near future,” “belief,” “guidance,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events such as: the timing and success of potential product launches and development initiatives for its fulvestrant product candidate, EA-114, and Ryanodex, including new indications for Ryanodex; the Company’s expectations with respect to near- and long-term product opportunities and commercial launches; the ability of the leadership team to execute the Company’s strategy and support its future growth; statements regarding the strength of the Company’s business model; statements regarding the accomplishments, experience and capabilities of individual members of the Company’s leadership team and the ability of such qualities to drive the Company’s success; and the Company’s plans and ability to advance the products in its pipeline. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the impacts of the ongoing COVID-19 pandemic, including disruption or impact in the sales of the Company’s marketed products, interruptions or other adverse effects to clinical trials, delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems, disruption in the operations of the Company’s third party partners and disruption of the global economy, and the overall impact of the COVID-19 pandemic on the Company’s business, financial condition and results of operations; risks that the Company’s business, financial condition and results of operations will be impacted by the continued spread of COVID-19 in the geographies where the Company’s third-party partners operate; whether the Company will incur unforeseen expenses or liabilities or other market factors; whether the Company will successfully implement its development plan for its fulvestrant product candidate, EA-114, or other product candidates; delay in or failure to obtain regulatory approval of the Company’s product candidates; whether the Company can successfully market and commercialize its product candidates, including Ryanodex, Bendeka and Belrapzo; the success of the Company’s relationships with its partners, including the University of Pennsylvania, Teva, Tyme and SymBio and the parties’ ability to work effectively together; the availability and pricing of third party sourced products and materials; the outcome of litigation involving any of its products or that may have an impact on any of its products; successful compliance with the FDA and other governmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; general economic conditions, including the potential adverse effects of public health issues, including the COVID-19 pandemic, on economic activity and the performance of the financial markets generally; the strength and enforceability of the Company’s intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; the risks inherent in the early stages of drug development and in conducting clinical trials; and those risks and uncertainties identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020 as updated by its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 11, 2020 and August 10, 2020, respectively, and its other subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events, except as required by law.

Investor Relations for Eagle Pharmaceuticals, Inc.:

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Public Relations for Eagle Pharmaceuticals, Inc.:

Faith Pomeroy-Ward

T: 817-807-8044

E: faith@fpwservices.com

Source: Eagle Pharmaceuticals